UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

ANDREA ELECTRONICS
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4324	11-0482020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Orville Drive, Suite 1, Bohemia, New York 11716

(Address of principal executive offices) (Zip Code)

(631) 719-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders of Andrea Electronics Corporation (the “Company”) was held on October 15, 2013.

(b) The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1. The following individuals were elected as directors, to serve until the next annual meeting of stockholders by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes
Douglas J. Andrea	12,864,412	13,078,525	27,284,866
Gary A. Jones	13,339,907	12,603,030	27,284,866
Louis Libin	13,350,407	12,595,530	27,284,866
Joseph J. Migliozzi	13,333,107	12,609,830	27,284,866
Jonathan D. Spaet	13,251,507	12,691,430	27,284,866

2. The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
49,956,884	437,863	2,833,056

There were no broker non-votes on the proposal.

3. The stockholders voted against the non-binding resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement by the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
10,137,424	14,536,413	1,269,100	27,284,866

4.

The stockholders voted, on an advisory basis, in favor of holding a shareholder advisory vote on the compensation of the named executive officers every year as set forth below:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
23,314,458	72,300	390,130	2,166,049	27,284,866

(c) Not applicable.

(d) The Company’s Board of Directors determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included every year in the Company’s proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ANDREA ELECTRONICS CORPORATION
(Registrant)

Date: October 17, 2013	By:	/s/ Corisa L. Guiffre
Corisa L. Guiffre
Vice President and Chief Financial Officer